Exhibit 99.01

ACM Research Reports Fourth Quarter and Fiscal Year 2021 Results

FREMONT, California, February 25, 2022 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its fourth quarter and fiscal year ended December 31, 2021.

“2021 was an exceptional and transformative year for ACM, with solid financial performance, operational excellence, and execution of our strategic plan,” said ACM’s President and Chief Executive Officer Dr. David Wang. “Our results demonstrate the effectiveness of ACM’s multi-product strategy, with strong growth from our flagship cleaning tools, and significant increases from electrochemical plating and advanced packaging products.”

Dr. Wang continued, “We expanded our customer base, ramped production of new products, and secured orders for evaluation tools from several major semiconductor manufacturers. In November, we raised $545 million in net proceeds through the STAR Market IPO of our subsidiary ACM Research Shanghai. We plan to deploy this capital to accelerate the introduction of new products, add resources to win new major global customers, and continue construction of our Lingang R&D center and production facility. We believe that the STAR Market listing, combined with the listing of ACM’s Class A common stock on the Nasdaq Global Market, provides a strong foundation to achieve our mission to become a global player in the semiconductor equipment industry.”

“Looking forward to 2022, we anticipate solid growth from our core cleaning products, a continuation of our strong electrochemical plating product cycle, and the initial ramp of our furnace products.  We are committed to gaining additional share of the $8 billion market addressed by our current product offerings, and we believe we are on track to double our addressable market opportunity with the upcoming introduction of two new product categories.”

	Three Months Ended December 31,
	GAAP		Non-GAAP(1)
	2021	2020	2021	2020
	(dollars in thousands, execpt EPS)
Revenue	$95,142	$45,562	$95,142	$45,562
Gross margin	47.8%	43.2%	47.9%	43.3%
Income from operations	$19,126	$5,432	$20,420	$6,737
Net income attributable to ACM Research, Inc.	$15,565	$8,529	$18,069	$6,230
Basic EPS	$0.80	$0.46	$0.93	$0.34
Diluted EPS (2)	$0.70	$0.39	$0.81	$0.29

	Year Ended December 31,
	GAAP		Non-GAAP(1)
	2021	2020	2021	2020
	(dollars in thousands, execpt EPS)
Revenue	$259,751	$156,624	$259,751	$156,624
Gross margin	44.2%	44.4%	44.4%	44.5%
Income from operations	$38,702	$21,492	$43,819	$27,120
Net income attributable to ACM Research, Inc.	$37,757	$18,780	$42,267	$23,798
Basic EPS	$1.96	$1.03	$2.20	$1.31
Diluted EPS (2)	$1.73	$0.89	$1.94	$1.12

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted EPS, also exclude non-cash change in fair value of financial liabilities and unrealized gain on trading securities.

(2)	Diluted EPS includes an impact of $108,000 in the fourth quarter and the full year 2021 from dilutive shares of ACM Research (Shanghai), Inc.

Outlook

For fiscal year 2022, the Company expects revenue to be in the range of $365 million to $405 million, an increase from guidance provided in a press release announcement made on January 4, 2022. This expectation assumes, among other factors, improvement with respect to the global COVID-19 pandemic and stability in US-China trade policy. The range of ACM’s 2022 outlook reflects, among other things, various spending scenarios for the production ramps of key customers, the absence of unexpected disruptions in ACM’s supply chain, and the timing of acceptances for first tools under evaluation in the field.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in 2021 were $372 million, versus $182 million in 2020. Total shipments in the fourth quarter of 2021 were $117 million, versus $67 million in the fourth quarter of 2020 and $99 million in the third quarter of 2021.  Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Orders for Ultra ECP map and Ultra ECP ap copper plating systems. In February 2022 ACM announced it had received volume purchase orders for 13 Ultra ECP map and 8 Ultra ECP ap copper plating systems, of which 10 tools are repeat orders from a top-tier Chinese foundry. The orders represent the first volume purchase order of ACM’s Ultra ECP map systems. The customer has qualified the Ultra ECP map tool in 65 nm to 28 nm processes, where its performance met or exceeded requirements, and has ordered a significant number of tools for its production lines.

•
Orders for Ultra C wb Wet bench Tools. In February 2022 ACM announced it had received volume purchase orders for 29 Ultra C wb wet bench tools for 300 mm wafer applications. The orders are from multiple China-based customers, and include repeat orders for 16 tools from an emerging foundry customer to support its ongoing fab expansion. Shipments are scheduled in two phases, beginning in the first half of 2022.

•
Introduced Compound Semiconductor Tools. This new comprehensive tool set supports compound semiconductor manufacturing, which addresses growing demand from electric vehicle, 5G communication and AI markets.  ACM’s 150mm-200mm bridge systems support front-end cleaning and a wide range of advanced wafer-level packaging applications for compound semiconductors, including gallium arsenide (GaAs), gallium nitride (GaN) and silicon carbide (SiC) processes. The wet process portfolio includes coater, developer, photoresist (PR) stripper, wet etcher, cleaner and metal plating tools. In January 2022 ACM announced it had delivered one Ultra C wet etch tool and two electrochemical plating (ECP) GIII tools  and received a purchase order for two Ultra C PR wet stripping systems from a leading global integrated device manufacturer.

•
Orders for SAPS Single-Wafer-Cleaning Tools. In December 2021 ACM announced it had received orders for Ultra C SAPS V 12-chamber cleaning tools from a major U.S.-based global semiconductor manufacturer. Both tools are expected to be installed in the prospective customer’s U.S. facilities for use in its advanced processes. The orders, scheduled for delivery in the first half of 2022, include an evaluation tool to further confirm the tool’s cleaning performance and a production tool intended for a high-volume manufacturing line.

•
Completion of ACM Shanghai’s STAR Market IPO and Shares Listing. ACM Shanghai completed its IPO process and started trading on the Shanghai Stock Exchange's Sci-Tech innovAtion boaRd (the STAR Market), under the stock code: 688082, on November 18, 2021. In its IPO ACM Shanghai issued 43,355,753 shares, representing 10% of the total 433,557,100 shares outstanding after the IPO. The shares were issued at a public offering price of RMB 85.00 per share, and the gross proceeds of the IPO totaled RMB 3.685 billion (US$577 million based on November 17, 2021 currency exchange rates).

Full Year 2021 Financial Summary

•
Revenue for 2021 was $259.8 million, up 66% from 2020, reflecting a 44% increase in revenue from single wafer cleaning, Tahoe and semi-critical cleaning equipment, a 149% increase in revenue from ECP, furnace and other technologies, and a 210% increase in revenue from advanced packaging (excluding ECP), services and spares.

•
Gross margin for 2021 was 44.2%, versus 44.4% in 2020. Non-GAAP gross margin, which excludes stock-based compensation, was 44.4%, versus 44.5% in 2020. Gross margin was within the range of 40% to 45% reflected in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses for 2021 were $76.2 million, compared to $48.1 million in 2020. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $71.4 million, compared to $42.7 million in 2020.  The increase in operating expenses for 2021 was due to higher research and development spending on new products.

•
Operating income for 2021 was $38.7 million, compared to $21.5 million in 2020. Operating income as a percent of revenue was 14.9% in 2021 versus 13.7% in 2020.  Non-GAAP operating income, which excludes the effect of stock-based compensation, was $43.8 million, compared to $27.1 million in 2020.

•
Unrealized gain on trading securities for 2021 was $0.6 million. The gain reflects the change in market value of ACM Shanghai’s indirect investment in STAR Market IPO shares of Semiconductor Manufacturing International Corporation (SMIC), which began trading in mid-July 2020. The value was marked-to-market at year-end and is excluded from non-GAAP results.

•
Net income attributable to ACM Research, Inc. for 2021 was $37.8 million, compared to $18.8 million in 2020.  Non-GAAP net income attributable to ACM Research, Inc. in 2021, excluding the effect of stock-based compensation, non-cash change in fair value of financial liabilities, and unrealized gain on trading securities, was $42.3 million as compared to $23.8 million in 2020.  Tax items (compared to a normalized tax rate), and the effects of foreign-exchange fluctuations on operating results provided net benefits of $4.9 million and $0.9 million in 2021 and 2020, respectively.

•
Net income per diluted share attributable to ACM Research, Inc. for 2021 was $1.73, compared to $0.89 in 2020.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation, non-cash change in fair value of financial liabilities, and unrealized gain on trading securities, was $1.94 in 2021, compared to $1.12 in 2020.  Tax items and effects of foreign-exchange fluctuations on operating results provided net benefits per share of $0.23 and $0.04 in 2021 and 2020, respectively.

•
Cash and cash equivalents at December 31, 2021 were $563.1 million, versus $71.8 million at December 31, 2020.  In addition, at December 31, 2021, ACM Shanghai’s STAR Market equity investment in SMIC at December 31, 2021 had a fair value of $29.5 million.

Fourth Quarter 2021 Financial Summary

•
Revenue in the fourth quarter of 2021 was $95.1 million, up 109% year over year, reflecting a 68% increase in revenue from single wafer cleaning, Tahoe and semi-critical cleaning equipment, a 386% increase in revenue from ECP, furnace and other technologies, and a 189% increase in revenue from advanced packaging (excluding ECP), services and spares.

•
Gross margin in the fourth quarter of 2021 was 47.8%, up from 43.2% in the same period of 2020. Non-GAAP gross margin, which excludes stock-based compensation, was 47.9%, versus 43.3% in 2020. Gross margin exceeded the high end of the range of 40% to 45% set forth in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses in the fourth quarter of 2021 were $26.3 million, up from $14.2 million in the fourth quarter of 2020. Non-GAAP operating expenses, which exclude the effects of stock-based compensation, were $25.1 million, compared to $13.0 million in the fourth quarter of 2020. The increase in operating expenses for the fourth quarter of 2021 was due to higher research and development spending on new products.

•
Operating income in the fourth quarter of 2021 was $19.1 million, up from $5.4 million in the fourth quarter of 2020.  Operating income as a percent of revenue was 20.1% in the fourth quarter of 2021 versus 11.9% in the same period of 2020.  Non-GAAP operating income, which excludes the effect of stock-based compensation, was $20.4 million, compared to $6.7 million in the fourth quarter of 2020.

•
Unrealized loss on trading securities was $1.2 million in the fourth quarter of 2021. The loss reflects the change in market value of ACM Shanghai’s indirect investment in STAR Market IPO shares of SMIC, which began trading in mid-July 2020. The value was marked-to-market at quarter-end and is excluded from non-GAAP results.

•
Net income attributable to ACM Research, Inc. in the fourth quarter of 2021 was $15.6 million, compared to $8.5 million in the fourth quarter of 2020.  Non-GAAP net income attributable to ACM Research, Inc. in the fourth quarter of 2021, excluding the effect of stock-based compensation, and unrealized gain on trading securities, was $18.1 million as compared to $6.2 in the fourth quarter of 2020. Equity income in net income of affiliates contributed $3.6 million in the fourth quarter of 2021, due in part to an investment-related gain from ACM Shanghai’s participation in a limited partnership, as compared to $0.1 million in the fourth quarter of 2020. Tax-related items (compared to a normalized tax rate) and the effects of foreign-exchange fluctuations on operating results provided a net benefit of $0.2 million and $0.9 million in the fourth quarters of 2021 and 2020, respectively.

•
Net income per diluted share attributable to ACM Research, Inc. in the fourth quarter of 2021 was $0.70, compared to $0.39 in the fourth quarter of 2020. Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on trading securities, was $0.81 in the fourth quarter of 2021, compared to $0.29 in the fourth quarter of 2020. Tax items and effects of foreign-exchange fluctuations on operating results provided a net benefit per share of $0.01 and $0.04 in the fourth quarters of 2021 and 2020, respectively.

Conference Call Details

A conference call to discuss results will be held on Friday, February 25, 2021, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). Dial-in details for the call are as follows. Please reference conference ID 9396606.

	Phone Number	Toll-Free Number
United States	+1 (661) 567-1217	+1 (833) 562-0137
Hong Kong	+852 5819 4851	+852 8009 66253
Mainland China	+86 8008700169 +86 4006828609

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted EPS exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in the second, third and fourth paragraphs of this press release, under the heading “Outlook” above, and in the fifth bullet under “Operating Highlights and Recent Announcements” above are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to: the demand for ACM’s tools, including specifically in fiscal year 2022; the expansion in 2022 of ACM’s product offering, production capacity and base of major customers; and the timing and ability of ACM to secure orders from new customers.  Those statement are expectations only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. ACM cannot guarantee any future results, levels of activity, performance or achievements.  ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations  regarding these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. SAPS, ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets
	December 31, 2021	December 31, 2020
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$563,067	$71,766
Trading securities	29,498	28,239
Accounts receivable, less allowance for doubtful accounts of $0 as of December 31, 2021 and December 31, 2020	105,553	56,441
Income tax recoverable	1,082	-
Other receivables	18,979	9,679
Inventories	218,116	88,639
Prepaid expenses	16,639	5,892
Total current assets	952,934	260,656
Property, plant and equipment, net	14,042	8,192
Land use right, net	9,667	9,646
Operating lease right-of-use assets, net	4,182	4,297
Intangible assets, net	477	554
Deferred tax assets	13,166	11,076
Long-term investments	12,694	6,340
Other long-term assets	45,017	40,496
Total assets	1,052,179	341,257
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	9,591	26,147
Current portion of long-term borrowings	2,410	1,591
Accounts payable	101,350	35,603
Advances from customers	52,824	17,888
Deferred revenue	3,180	1,343
Income taxes payable	254	31
FIN-48 payable	2,282	83
Other payables and accrued expenses	31,735	18,805
Current portion of operating lease liability	2,313	1,417
Total current liabilities	205,939	102,908
Long-term borrowings	22,957	17,979
Long-term operating lease liability	1,869	2,880
Deferred tax liability	1,302	1,286
Other long-term liabilities	8,447	8,034
Total liabilities	240,514	133,087
Commitments and contingencies
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 150,000,000 shares authorized as of December 31, 2021 and 50,000,000 shares authorized as of December 31, 2020; 17,869,643 shares issued and outstanding as of December 31, 2021 and 16,896,693 shares issued and outstanding as of December 31, 2020	2	2
Common stock–Class B, par value $0.0001: 5,307,816 shares authorized as of December 31, 2021 and 2,409,738 shares authorized as of December 31, 2020; 1,695,938 shares issued and outstanding as of December 31, 2021 and 1,802,606 shares issued and outstanding as of December 31, 2020	-	-
Additional paid in capital	595,049	102,004
Accumulated surplus	72,044	34,287
Accumulated other comprehensive income	9,109	4,857
Total ACM Research, Inc. stockholders’ equity	676,204	141,150
Non-controlling interests	135,461	67,020
Total stockholders’ equity	811,665	208,170
Total liabilities and stockholders’ equity	$1,052,179	$341,257

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
	(In thousands, except share and per share data)		(In thousands, except share and per share data)
Revenue	$95,142	$45,562	$259,751	$156,624
Cost of revenue	49,696	25,888	144,895	87,025
Gross profit	45,446	19,674	114,856	69,599
Operating expenses:
Sales and marketing	9,273	5,249	26,733	16,773
Research and development	12,914	5,878	34,207	19,119
General and administrative	4,133	3,115	15,214	12,215
Total operating expenses, net	26,320	14,242	76,154	48,107
Income from operations	19,126	5,432	38,702	21,492
Interest income	392	63	505	897
Interest expense	(191)	(371)	(765)	(982)
Change in fair value of financial liability	-	-	-	(11,964)
Unrealized gain on trading securities	(1,210)	3,604	607	12,574
Other income (expense), net	52	(2,444)	(631)	(3,377)
Equity income in net income of affiliates	3,601	116	4,637	655
Income before income taxes	21,770	6,400	43,055	19,295
Income tax benefit (expense)	(3,155)	2,798	(134)	2,382
Net income	18,615	9,198	42,921	21,677
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	3,050	669	5,164	2,897
Net income attributable to ACM Research, Inc.	$15,565	$8,529	$37,757	$18,780
Comprehensive income:
Net income	18,615	9,198	42,921	21,677
Foreign currency translation adjustment	3,436	6,394	4,695	10,493
Comprehensive Income	22,051	15,592	47,616	32,170
Less: Comprehensive income attributable to non-controlling interests and redeemable non-controlling interests	3,136	3,244	5,607	6,858
Comprehensive income attributable to ACM Research, Inc.	$18,915	$12,348	$42,009	$25,312

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.80	$0.46	$1.96	$1.03
Diluted	$0.70	$0.39	$1.73	$0.89

Weighted average common shares outstanding used in computing per share amounts:
Basic	19,529,462	18,557,085	19,218,236	18,233,361
Diluted	22,108,607	21,794,203	21,785,572	21,183,469

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

`	Three Months Ended December 31,		Year Ended December 31,
Total Revenue By Product Category	2021	2020	2021	2020
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$61,886	$36,780	$189,208	$131,248
ECP (front-end and packaging), furnace and other technologies	19,460	4,003	33,210	13,343
Advanced packaging (excluding ECP), services & spares	13,796	4,779	37,333	12,033
	$95,142	$45,562	$259,751	$156,624

	Three Months Ended December 31,		Year Ended December 31,
Total Revenue Front-end and Back-End	2021	2020	2021	2020
Wet cleaning and other front-end processing tools	$74,946	$37,358	$202,268	$136,317
Advanced packaging, other processing tools, services and spares	20,196	8,204	57,483	20,307
	$95,142	$45,562	$259,751	$156,624

	Three Months Ended December 31,		Year Ended December 31,
Total Revenue By Region	2021	2020	2021	2020
Mainland China	$94,296	$44,185	$258,615	$154,359
Other Regions	846	1,377	1,136	2,265
	$95,142	$45,562	$259,751	$156,624

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude non-cash change in fair value of financial liabilities and unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended December 31,
	2021				2020
	Actual	SBC	Other non- operating adjustments	Adjusted	Actual	SBC	Other non- operating adjustments	Adjusted
	(GAAP)			(Non- GAAP)	(GAAP)			(Non- GAAP)
	(In thousands, except EPS)

Revenue	$95,142	$-	$-	$95,142	$45,562	$-	$-	$45,562
Cost of revenue	(49,696)	(108)	-	(49,588)	(25,888)	(43)	-	(25,845)
Gross profit	45,446	(108)	-	45,554	19,674	(43)	-	19,717
Operating expenses:
Sales and marketing	(9,273)	(402)	-	(8,871)	(5,249)	(704)	-	(4,545)
Research and development	(12,914)	(314)	-	(12,600)	(5,878)	(195)	-	(5,683)
General and administrative	(4,133)	(470)	-	(3,663)	(3,115)	(363)	-	(2,752)
Income from operations	$19,126	$(1,294)	$-	$20,420	$5,432	$(1,305)	$-	$6,737
Unrealized gain (loss) on trading securities	(1,210)	-	(1,210)	-	3,604	-	3,604	-
Net income attributable to ACM Research, Inc.	$15,565	$(1,294)	$(1,210)	$18,069	$8,529	$(1,305)	$3,604	$6,230
Basic EPS	$0.80			$0.93	$0.46			$0.34
Diluted EPS	$0.70			$0.81	$0.39			$0.29

	Year Ended December 31,
	2021				2020
	Actual	SBC	Other non- operating adjustments	Adjusted	Actual	SBC	Other non- operating adjustments	Adjusted
	(GAAP)			(Non- GAAP)	(GAAP)			(Non- GAAP)
	(In thousands, except EPS)

Revenue	$259,751	$-	$-	$259,751	$156,624	$-	$-	$156,624
Cost of revenue	(144,895)	(397)	-	(144,498)	(87,025)	(175)	-	(86,850)
Gross profit	114,856	(397)	-	115,253	69,599	(175)	-	69,774
Operating expenses:
Sales and marketing	(26,733)	(1,802)	-	(24,931)	(16,773)	(1,199)	-	(15,574)
Research and development	(34,207)	(1,115)	-	(33,092)	(19,119)	(763)	-	(18,356)
General and administrative	(15,214)	(1,803)	-	(13,411)	(12,215)	(3,491)	-	(8,724)
Income from operations	$38,702	$(5,117)	$-	$43,819	$21,492	$(5,628)	$-	$27,120
Change in fair value of financial liability	-	-	-	-	(11,964)	-	(11,964)	-
Unrealized gain on trading securities	607	-	607	-	12,574	-	12,574	-
Net income attributable to ACM Research, Inc.	$37,757	$(5,117)	$607	$42,267	$18,780	$(5,628)	$610	$23,798
Basic EPS	$1.96			$2.20	$1.03			$1.31
Diluted EPS	$1.73			$1.94	$0.89			$1.12